Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of August 10, 2020 is entered into by and between the undersigned stockholder (“Stockholder”) of The Peck Company Holdings, Inc., a Delaware corporation (“Parent”), and Sunworks, Inc., a Delaware corporation (the “Company”). The Company and Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, and Peck Mercury, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the (“Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, in order to induce the Company to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Common Stock, par value $.0001 per share, of Parent (“Parent Common Stock”) Beneficially Owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares”) and, together with any additional shares of Parent Common Stock pursuant to Section 7 hereof, the (“Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2. Representations and Warranties of Stockholder.

Stockholder represents and warrants to the Company that:

(a) Ownership of Shares; Voting. Stockholder: (i) is the Beneficial Owner of all of the Original Shares which are free and clear of any proxy, voting restriction, adverse claim, or other Liens or security interests, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Disclosure of All Shares Owned. Stockholder does not Beneficially Own any shares of Parent Common Stock other than: (i) the Original Shares; and (ii) any options, warrants, or other rights to acquire any additional shares, whether or not currently exercisable, of Parent Common Stock or any security exercisable for or convertible into shares of Parent Common Stock, set forth on the signature page of this Agreement (collectively, “Options”). Stockholder hereby agrees to promptly notify the Company in writing, of any new shares of Parent Common Stock, or any new options, warrants or other rights to purchase shares of Parent Common Stock, acquired after the date of this Agreement.

(c) Power and Authority; Binding Agreement. Stockholder has, or will have, the sole and full power and authority and legal capacity to enter into, execute, issue instructions with respect to the matters set forth herein, deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 4(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.

(d) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law, rule, regulation, order, judgement or decree to which the Stockholder is subject to or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the properties, rights or assets of the Stockholder (including the Shares) pursuant to, any agreement or other instrument or obligation binding upon Stockholder.

(e) No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(f) No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) (each an “Action”) pending against, or, to the knowledge of Stockholder, threatened against or affecting Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

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3. Representations and Warranties of the Company.

(a) Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) Authorization. The execution, delivery, and performance of this Agreement by the Company are within Company’s powers and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

(c) Compliance. The execution, delivery and performance of this Agreement by the Company requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than as required by any applicable requirements of the Exchange Act and other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

(d) Non-contravention. The execution, delivery, and performance of this Agreement by the Company does not and will not (i) violate the internal governance documents of the Company, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby, or (iii) constitute a default under any agreement or other instrument binding upon the Company, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby.

4. Agreement to Vote Shares; Irrevocable Proxy.

(a) Agreement to Vote and Approve. Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at every annual or special meeting of Parent called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of Parent’s stockholders (in his, capacity as such) with respect to any of the following matters, to vote or cause the holder of record on any applicable record date to vote the Shares : (i) in favor or approval of (1) the Parent Stock Issuance in connection with the Merger, the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and any other matters necessary or presented or proposed for the consummation of the Merger and the other transactions contemplated by the Merger, (2) any proposal to adjourn or postpone such meeting of stockholders of Parent to a later date if there are not sufficient votes to approve the matters set forth in subsection (1) above, and (3) shall, or shall cause the holder of record on any applicable record date to, appear at any Parent Stockholders Meeting or otherwise cause the Shares to be counted as present threat for purposes of establishing a quorum; and (ii) against any action or agreement that would result in; (1) any Takeover Proposal , or any of the transactions contemplated thereby, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Parent under the Merger Agreement or of Stockholder under this Agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s or Merger Sub’s conditions under the Merger Agreement, or change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s Charter Documents). The obligations of the Stockholder specified in this Section 1(a) shall apply whether or not the Merger or any action described above is recommended by the Parent Board or if the Parent Board has effected a Parent Adverse Recommendation Change.

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(b) Irrevocable Proxy. Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies and powers of attorney granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

5. No Voting Trusts or Other Arrangement.

Stockholder agrees that during the term of this Agreement, Stockholder will not, and will not permit any entity under Stockholder’s control to, (i) deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, (ii) enter into any arrangement with respect to the voting of the Shares other than agreements entered into with the Company, (iii) grant or permit the grant of a proxy, power of attorney or other authorization or consent with respect to any of the Stockholder’s Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iv) enter into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying its obligations pursuant to this Agreement, (v) take or permit to take any other action that would in any way interfere with, or prohibit or prevent Stockholder from satisfying its obligations pursuant to this Agreement or (vi) knowingly approve or consent to any of the foregoing.

6. Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, cause, permit, transfer, sell, offer, exchange, assign, pledge, grant an option with respect to, hedge, swap, convert, gift, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.

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7. Additional Shares.

Stockholder agrees that all shares of Parent Common Stock that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, but excluding shares of Parent Common Stock underlying unexercised Options, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of Parent affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

8. Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions.

(a) Waiver of Appraisal and Dissenters’ Rights. To the extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that Stockholder may have by virtue of ownership of the Shares. .

(b) Waiver of Certain Other Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Parent, the Company, or any of their Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Parent Board in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby.

9. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; and (c) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 9 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

10. No Solicitation.

Subject to Section 10, Stockholder agrees that he shall not, and shall cause his Affiliates and Representatives not to: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to a takeover Proposal; (d) solicit proxies with respect to a Takeover Proposal (other than the Merger and the Merger Agreement) or otherwise encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; or (e) initiate a stockholders’ vote or action by written consent of Parent’s stockholders with respect to a Takeover Proposal. Notwithstanding the foregoing, Stockholder may (and may permit his Affiliates to) participate in discussions and negotiations with any Person making a Takeover Proposal with respect to such Takeover Proposal if: (i) Parent is engaging in discussions or negotiations with such Person in accordance with Section 5.04 of the Merger Agreement; and (ii) Stockholder’s negotiations and discussions are in conjunction with and ancillary to the Parent’s discussions and negotiations. Notwithstanding Section 11, the Stockholder shall promptly notify the Company of (A) the receipt by Parent of any Takeover Proposal after the execution of this Agreement, (B) any inquiry, proposal, offer or request for information with respect to, or that could reasonably be expected to result in, or lead to, a Takeover Proposal, or (C) any discussions or negotiations sought to be initiated or continued with the Stockholder, Parent, any of its subsidiaries or its or their Representatives concerning a Takeover Proposal, which notice shall include a summary of the material terms and conditions of any such proposal or offer regarding a Takeover Proposal of Parent, including any financial and other terms thereof, in each case including any modifications thereto.

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11. No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit, restrict or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director of Parent.

12. No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and the Company shall not have any authority to direct Stockholder in the voting of the Shares, except as otherwise provided herein.

13. Further Assurances.

Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

14. Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes Parent (and the Company to direct Parent) or its counsel to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by Parent following the Expiration Time.

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15. Legending of Shares.

If so requested by the Company, Stockholder agrees that the certificates representing the Shares shall bear a legend stating that they are subject to this Agreement.

16. Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

17. Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

18. Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 18):

If to the Company:

Sunworks, Inc.

1030 Winding Creek Road, Suite 100

Roseville, CA 95678

Attention: Mr. Charles F. Cargile

Email: ccargile@sunworksusa.com

Copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Christopher D. Ivey, Esq.

Email: civey@sycr.com

If to Stockholder, to the address, email address, or facsimile number set forth for Stockholder on the signature page hereof.

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19. Miscellaneous.

(a) Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Submission to Jurisdiction. Each of the Parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Superior Court, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the United States District Court for the State of Delaware. Each of the Parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 18 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 19(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19(C).

(d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated; provided, however, that if any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(e) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Parent Common Stock.

(f) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(h) Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i) Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 19(i) shall be null and void.

(j) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

Sunworks, Inc.

By	/s/ Charles F. Cargile
Name:	Charles F. Cargile
Title:	Chief Executive Officer and President

Mykilore Trust, dated April 12, 2019

By:	/s/ Frederick A. Myrick, Jr.
Name:	Frederick A. Myrick, Jr., Trustee

Number of Shares of Parent Company Common

Stock Beneficially Owned as of the date of and

subject to this Agreement:

703,487

Number of Options Beneficially Owned as of the

date of this Agreement: 0

Street Address: 1 Hickory Lane

City/State/Zip Code: Essex Junction, VT 05452

Email: kmyrick@peckcomany.com